Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement of Wilson Brothers USA, Inc., on Form S-8, of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company’s ability to continue as a going concern, dated March 1, 2004, appearing in the Annual Report on Form 10-KSB of Wilson Brothers USA, Inc. for the year ended December 31, 2003.

/s/ Rudolph A. Thomas Pratt-Thomas, Gumb & Co., P.A.

Charleston, South Carolina

December 22, 2004